Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069
WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

June 6, 2013
Service Corporation International
1929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

We have acted as counsel to Service Corporation International, a Texas corporation (the “Company”), in connection with the preparation and filing by the Company of post-effective amendment No. 1 to the Company’s registration statement on Form S-3 (File No. 333-184087) filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2012 (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering by the Company from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of one or more series of (i) the Company’s debt securities (the “Debt Securities”) and (ii) guarantees of debt securities of the Company (the “Guarantees”, and together with the Debt Securities, the “Securities”).  Any offering of Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture dated as of February 1, 1993 (as amended and supplemented, the “Indenture”) by and among the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee”). The Guarantees will be issued pursuant to one or more notations of guarantee, guarantee agreement, indentures or other document evidencing such guarantees.

In that connection, we have reviewed originals or copies of the following:

(a)	The Indenture.

(b)	The form of the Debt Securities.

(c)	The Registration Statement.

(d)	The Prospectus.

(e)	The Restated Articles of Incorporation and the Bylaws of the Company, each as amended through the date hereof.

(f)
Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DÜSSELDORF  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MILAN  |  MUNICH  |  NEW YORK
PALO ALTO  |  PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

In our review of the foregoing and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the foregoing documents, and in certificates of public officials and officers of the Company.

(e)	The Registration Statement will have become effective and comply with all applicable laws.

(f)	The Registration Statement will be effective and will comply with all applicable laws at the time any Securities are offered or issued as contemplated by the Registration Statement.

(g)	A Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws.

(h)	All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(i)	The Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement.

(j)	The Securities offered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company.

(k)
The Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities.

(l)	That:

(i)	The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)	The Company has power and authority (corporate or otherwise) to execute, deliver and perform the Indenture and the Securities, and has duly authorized, executed and delivered the Indenture.

(iii)	The execution, delivery and performance by the Company of the foregoing documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(A)	contravene its certificate or articles of incorporation, bylaws or other organizational documents; or

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(m)
The Securities offered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of the Company or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.            The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.           When (i) the Debt Securities have been duly authorized, (ii) the final terms thereof have been duly established and approved and (iii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

3.           When (i) the final terms of any series of Guarantees has been duly authorized, (ii) the final terms thereof has been duly established and approved and (iii) the Guarantees have been duly executed and delivered by the Company, the Guarantees will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:
(a)           Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)           Our opinions above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of post-effective amendment No. 1 to the Registration Statement.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

JD/WFH
RE